SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Dividend & Income Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

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(4) Date Filed:


   Bulldog Investors, LLC, 250 Pehle Avenue, Suite 708,
    Saddle Brook, NJ 07663 (201) 881-7111 // Fax: (201) 556-0097
      // pgoldstein@bulldoginvestors.com


						May 12, 2020

Dear Fellow Stockholder of Dividend & Income Fund (DNI):

Have you heard? Tom Winmill and his "yes-men" trustees on the board of DNI have a sense of humor, albeit a warped one. They are apparently trying to secure a place for themselves on the list of "the world's biggest lies." You probably know some of those lies: "The check is in the mail." "Of course I will respect you in the morning." "Your call is very important to us." Here is their entry: "Your vote is very important and...[w]e encourage all shareholders to participate in the governance of the Fund."

The truth is completely the opposite. Winmill and his cronies on the Board have done everything they can to insure that your vote is meaningless and that, regardless of what the public shareholders want, DNI will forever be run for the benefit of the Winmill clan. DNI's shares consistently trade at one of biggest discounts to net asset value ("NAV") in the closed-end fund universe. Why is that? We think it stems from management's utter contempt for shareholder rights. The consensus among savvy investors is that DNI has the worst governance structure of any closed-end fund in the United States.

The offender-in-chief of DNI is Thomas B. Winmill. Tom also controls Bexil, DNI's investment manager from which he derives significant income. Apparently, Winmill does not want to be a fiduciary for shareholders because he thinks he should be allowed to put his own interests ahead of those of DNI's shareholders. In fact, two Delaware courts have found that he breached his fiduciary duty to a public company he controlled. Toward that goal, Winmill has championed a number of measures to insulate himself from any semblance of accountability to DNI's shareholders. These measures have understandably created a huge drag on the price of DNI's shares. To insure his nefarious plan succeeds, he surrounds himself with trustees that are more like lapdogs than watchdogs.

With DNI shares often trading at a discount in excess of 20%, it makes sense for the Fund to buy its own shares in the market, which would materially increase NAV with no risk. So, why have the trustees not authorized a share repurchase plan? The reason is that share repurchases would also reduce Winmill's management fees. If something is good for shareholders but bad for Winmill, you can count on the trustees to side with Winmill. Time and again, they have shown they are really looking out for Bexil and Winmill, not shareholders.

In this case, they have changed the location of the annual meeting to a shack in the boondocks of New Hampshire to make it as inconvenient as possible for shareholders to attend. They have also committed to waste $300,000 of shareholder money to solicit proxies to protect Winmill, rather than just allowing shareholders to vote as they wish in a fair election. Finally, they have falsely told you that a vote of 75% of the outstanding shares is needed to terminate Winmill's management agreement - even though federal law establishes a lower standard. That is consistent with Winmill's use of deception and his contempt for law and shareholder rights. Therefore, if shareholders ever hope to get better management, narrow the discount, and improve DNI's investment performance, Winmill has to go.

Here are some questions for Tom Winmill and his hypothetical answers that show why he should be fired now:

Q: Shouldn't DNI's trustees and manager adhere to the highest level of fiduciary duty?

Tom Winmill: "Drop dead!"

Q: Shouldn't the trustees consider action to address DNI's discount of more than 20%?

Tom Winmill: "Drop dead!"

Q: Shouldn't shareholders be able to present proposals at DNI's annual meeting?

Tom Winmill: "Drop dead!"

Q: Shouldn't shareholders be able to elect trustees other than the incumbents?

Tom Winmill: "Drop dead!"

Q: DNI prohibits all shareholders except Bexil from owning more than 5% of the outstanding shares. Isn't that unfair?

Tom Winmill: "Drop dead!"

The Investment Company Act of 1940 requires mutual funds to establish a governance system that relies heavily on shareholders' ability to exercise voting rights that serve as a check on investment company insiders. So, how have Winmill and his enablers been able to virtually eliminate the ability of shareholders to hold them accountable? Answer: They did it by deceiving both shareholders and the SEC. Here's how.

In 2012, Winmill asked shareholders to approve a plan to convert DNI from a corporation to a statutory trust. He claimed that a statutory trust would provide management with "more flexibility with respect to the administration of the Fund" and that "the interests of the Fund's shareholders would not be diluted as a result of the Reorganization." It has become evident that his real motive was to strip shareholders of as many of their rights as possible in order to consolidate his power over DNI. Rather than disclose that motive, he misled shareholders and the SEC. For example, when the SEC asked DNI for assurance that the increased "flexibility" would only be used for ministerial administrative changes, i.e., routine changes that do not require any judgment, Winmill and his co-conspirators responded that the conversion to a statutory trust would give them "flexibility primarily with regard to its ministerial administration." Notice how they added the weasel word, "primarily." They later took advantage of that "flexibility" to amend DNI's Trust Agreement to provide that "no Trustee, officer, employee or agent of the Trust shall owe any fiduciary duties to the Trust...or to any
Shareholder...." Was that Winmill's intent all along?  It sure seems like a bait and switch move designed to mislead the SEC.

In the end, the question is whether shareholders deserve a manager and trustees that are committed to a high level of fiduciary duty and to a governance structure that is best in class. That will never happen and DNI's shares will likely continue to trade at a wide discount to their NAV as long as Winmill is running the show. The solution is to dump Winmill. He desperately fears that might happen and has threatened to sue us to prevent shareholders from voting to fire him. We are not intimidated nor should you be.

This is your opportunity to seize control of DNI back from Tom Winmill and place it in the hands of the public shareholders. Your vote on the enclosed Green Proxy Card is a vote to fire Tom Winmill and to increase the value of your shares.

					***

   PLEASE RETURN THE ENCLOSED GREEN PROXY CARD TO VOTE FOR OUR NOMINEE AND OUR PROPOSALS TO (1) CONDUCT A SELF-TENDER OFFER, AND (2) TERMINATE THE MANAGEMENT AGREEMENT WITH BEXIL, TOM WINMILL'S FIRM. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MAY VOTE ONLINE AT WWW.PROXYVOTE.COM OR BY TELEPHONE AT 1-800-454-8683. IF YOU HAVE ALREADY RETURNED MANAGEMENT'S PROXY CARD (EVEN IF YOU VOTED AGAINST THE BOARD'S NOMINEE), YOU STILL NEED TO VOTE OUR GREEN
PROXY CARD TO OVERIDE IT.

IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR PROXY, PLEASE CALL INVESTORCOM AT 1-877-972-0090.

							Very truly yours,

							/S/Phillip Goldstein

							Phillip Goldstein
				    			Managing Member



  PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE
   SOLICITATION  BY THE BOARD OF TRUSTEES OF DIVIDEND & INCOME
     FUND FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to stockholders of Dividend & Income Fund (the "Fund") of record as of February 21, 2020. We are soliciting a proxy to vote your shares at the 2020 annual meeting of shareholders (the "Meeting") scheduled for June 10, 2020. Please refer to the Fund's proxy soliciting material for detailed additional information concerning the Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to stockholders on or about May 15, 2020.

				INTRODUCTION

The only matter the Board intends to present for a vote at the Meeting is the election of one trustee. The Board has been advised that our affiliate also intends to present a nominee. In addition, we shall attempt to present the following proposals: (1) a non-binding proposal to conduct a self-tender offer, and (2) a binding proposal to conditionally terminate the investment management agreement with Bexil Advisers LLC ("Bexil"). The Board has indicated that it will not permit us to nominate anyone for election as a trustee and that it will not permit us to present any proposals. We believe the Board would be acting unlawfully in doing so and consequently, litigation is possible. We are soliciting a proxy to vote your shares FOR the election of our nominee and FOR each of our proposals.

			REASONS FOR THE SOLICITATION

Congress adopted the Investment Company Act of 1940 ("the 1940 Act") in part because it found that investors are adversely affected when investment companies issue stock containing inequitable or discriminatory provisions. To address that problem, the 1940 Act requires mutual funds to have a governance system that relies heavily on shareholders' ability to exercise voting rights that serve as a check on investment company insiders. Yet, the Fund's insiders, led by Tom Winmill, have built an elaborate moat to insulate themselves from any semblance of accountability to shareholders.
In fact, to insulate themselves from liability, they boldly declare that "no Trustee, officer, employee or agent of the Trust shall owe any fiduciary duties to the Trust...or to any Shareholder..." This solicitation is intended to give shareholders an opportunity to express their views about whether Mr. Winmill and his fellow insiders have engaged in personal misconduct which has led to the Fund's shares persistently trading at a wide discount to their net asset value ("NAV").

			HOW YOUR PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise (or the Board prevents us from voting your proxy card), we intend to vote your shares FOR our nominee and FOR our proposals.


			   VOTING REQUIREMENTS

As of February 21, 2020, the Fund had 12,449,614 shares of common stock outstanding. A stockholder is entitled to cast one vote for each share held. A quorum will exist if the holders of one-third of the Fund's outstanding shares are present or represented by proxy. According to the Board's proxy statement, "Pursuant to the Fund's Bylaws, unless all nominees for Trustee are approved by a majority of the Continuing Trustees, the affirmative vote of the holders of at least 75% of the outstanding shares of the Fund entitled to be voted shall be required to elect a Trustee. If all nominees for Trustee are approved by a majority of the Continuing Trustees, a plurality...of all the votes cast...shall be sufficient to elect a Trustee."

The Board has advised us that it will not permit shareholders to vote for our nominee. We believe that would be unlawful personal misconduct because the Board's motive is to have an uncontested sham election. Moreover, the Board's discriminatory 75% standard for election of a trustee in a contested election may also constitute personal misconduct.

If a quorum exists (and the Board permits us to present it), our self-tender proposal will be approved if it receives "For" votes cast by (a) a majority of all the votes cast at the Meeting, or (b) the holders of at least 75% of the outstanding shares (depending on whether or not the Trustees approve it). Abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will either (a) have no effect on its outcome, or (b) be equivalent to an "Against" vote.

The approval of the conditional proposal to terminate the investment management agreement with Bexil requires the affirmative vote by holders of the lesser of (a) 67% or more of the shares of the Fund represented at the Meeting if more than 50% of the outstanding shares are represented or
(b) more than 50% of the Fund's outstanding shares.

PROPOSAL 1: ELECTION OF ONE TRUSTEE

Our affiliate intends to nominate Matthew S. Crouse for election as a trustee. Mr. Crouse does not own any shares of the Fund. Unlike the incumbent nominee, Mr. Crouse is an advocate for shareholder democracy, good corporate governance and enhancing stockholder value. There are no arrangements or understandings between Mr. Crouse and Bulldog Investors or its affiliates in connection with his nomination. Relevant information about Mr. Crouse is as follows:

   Matthew S. Crouse, CFA, MBA, PhD (Age 48); 3696 E. Lois Lane, Salt Lake City, UT 84124; Mr. Crouse has been an adjunct professor of finance in the M.B.A. program at Westminster College in Salt Lake City, Utah since 2015. He received the 2016-2017 Gore School of Business Adjunct Faculty of the Year Award. Mr. Crouse's research interests involve closed-end mutual funds and exchange-traded funds (ETFs) and in 2019 an article he wrote on leveraged ETFs was published in the Journal of Index Investing. From 2003 to 2018, Mr. Crouse worked as a portfolio manager at Western Investment LLC, a private investment firm that specializes in closed-end mutual funds. From 2002 to 2003, he worked as manager of market risk at Duke Energy Corporation (NYSE:DUK) an electric power holding company, and from 2001 to 2002, he served as director of research at New Power Holdings Inc., a provider of electricity and natural gas to residential and small commercial customers in the United States. Mr. Crouse earned a BS in Electrical Engineering (magna cum laude) in 1993 and a PhD in Electrical Engineering in 1999, both from Rice University. He earned an MS in Electrical Engineering from the University of Illinois in 1995 and an MBA in Finance from the University of Houston in 2003. Matt has been a CFA charterholder since 2005 and is a member of the CFA Society of Salt Lake City. Mr. Crouse would likely be deemed to be an "audit committee financial expert" as such term is defined in the Sarbanes-Oxley Act of 2002.

If no direction is made, (and the Board does not prevent us from voting your proxy card), this proxy will be voted FOR Mr. Crouse.

PROPOSAL 2: A NON-BINDING PROPOSAL TO CONDUCT A SELF-TENDER OFFER AT OR CLOSE TO NAV

The Fund's common stock has long traded at one of the widest discounts of all closed-end funds. The current discount from NAV is about 21%. We think the Board of Trustees should authorize a self-tender offer for the Fund's common shares at or close to NAV to afford shareholders an opportunity to receive a price closer to NAV for their shares. If a majority of the Fund's outstanding common shares are tendered, that would demonstrate that there is insufficient shareholder support for continuing the Fund in its closed-end format and other options like liquidation should be considered.

If no direction is made (and the Board does not prevent us from voting your proxy card), this proxy will be voted FOR this proposal.

PROPOSAL 3: THE FUND'S INVESTMENT MANAGEMENT AGREEMENT WITH BEXIL SHALL BE TERMINATED UNLESS WITHIN THIRTY DAYS AFTER THE DATE THIS MEETING IS CONCLUDED, THOMAS B. WINMILL RECOMMENDS THAT THE BOARD OF TRUSTEES (1) ELIMINATE THE FUND'S 4.99% SHARE OWNERSHIP LIMITATION, AND (2) REPLACE
THE FUND'S 75% VOTE STANDARD IN A CONTESTED ELECTION WITH A PLURALITY
STANDARD.

The purpose of this binding proposal is to increase shareholder value by
(1) better enabling shareholders to hold management accountable, and (2) minimizing the possibility of a failed election and holdover directors.

Thomas B. Winmill is the Fund's Chairman, President, Chief Executive Officer, and Chief Legal Officer. He is also the President, Chief Executive Officer, and Chief Legal Officer of the Bexil, the Fund's Investment Manager. As such, his influence over the Fund is significant. Like other companies with which Mr. Winmill is associated, the Fund has a number of provisions that are intended to entrench management and repress shareholder democracy. Such provisions have been shown to correlate with poor stock performance. One such provision is a prohibition on the ability of persons to own more than 4.99% of the Fund's outstanding shares without the Trustees' prior approval. Another provision is the Fund's 75% vote standard to win a contested election. The only conceivable purpose for that standard is to prevent stockholders from being able to elect the nominees of their choice because a contested election is almost certain to result in a so-called "failed election" which would leave the incumbent trustees in their positions as "holdover" (or unelected) trustees - even if an incumbent nominee receives fewer votes than a challenger.

The Fund has acknowledged that these provisions can impede transactions that are favorable to shareholders. Therefore, we believe they should be eliminated. The Fund's investment management agreement with Bexil states that shareholders may vote to terminate it at any time. If Mr. Winmill declines to recommend the proposed governance reforms, Bexil should be replaced by an investment manager that is not hostile to shareholder rights.

If no direction is made (and the Board does not prevent us from voting your proxy card), this proxy will be voted FOR this proposal.

     			 REVOCATION OF PROXIES

You may revoke your proxy by executing and delivering a later dated proxy or by voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

			 THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses. Initially, we will bear the expenses related to this proxy solicitation. Because we believe that all stockholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Stockholders will not be asked to vote on the reimbursement of these expenses, which we estimate will be $50,000.

			 PARTICIPANTS

As of February 21, 2020, Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, the soliciting stockholder, beneficially owned 596,753 common shares of the Fund which were purchased between October 16, 2018 and October 16, 2019.

May 12, 2020




				PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION
TO THE  SOLICITATION BY THE BOARD OF TRUSTEES OF DIVIDEND &
  INCOME FUND FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS
		(THE "MEETING").

The undersigned hereby appoints John Grau and Phillip Goldstein and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [ ].)

1. ELECTION OF ONE TRUSTEE

[ ]  FOR 	MATTHEW S. CROUSE	[ ] WITHHOLD AUTHORITY

2. A NON-BINDING PROPOSAL TO CONDUCT A SELF-TENDER OFFER AT OR CLOSE
TO NAV

FOR [ ]			AGAINST [ ]      	      ABSTAIN [ ]

3. THE FUND'S INVESTMENT MANAGEMENT AGREEMENT WITH BEXIL SHALL BE TERMINATED UNLESS WITHIN THIRTY DAYS AFTER THE DATE THIS MEETING IS CONCLUDED, THOMAS B. WINMILL RECOMMENDS THAT THE BOARD OF TRUSTEES
(1) ELIMINATE THE FUND'S 4.99% SHARE OWNERSHIP LIMITATION, AND (2) REPLACE THE FUND'S 75% VOTE STANDARD IN A CONTESTED ELECTION WITH
A PLURALITY STANDARD.

FOR [ ]			 AGAINST [ ]	             ABSTAIN [ ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the above nominee as a Trustee and FOR each proposal. The undersigned hereby acknowledges receipt of the proxy statement dated May 12, 2020 of Bulldog Investors and revokes any proxy previously executed.



Signature(s) ___________________ 	Dated: ______________